                                                                     EXHIBIT 3.5

                           ARTICLES OF INCORPORATION
                                      OF
                          KILOVAC INTERNATIONAL, INC.


     The undersigned Incorporator hereby executes, acknowledges and files the following ARTICLES OF INCORPORATION for the purpose of forming a corporation under the General Corporation Law of the State of California.

     FIRST.    The name of the Corporation shall be KILOVAC INTERNATIONAL, INC.
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     SECOND.   The purpose of the Corporation is to engage in any lawful act or
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activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD.    The name and address in this state of the Corporation's initial
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agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is Joseph D. Abkin, Esq., 125 East Victoria Street, Suite A, Santa Barbara, California 93101.

     FOURTH.   The Corporation is authorized to issue only one class of stock,
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and the total number of shares of stock which the Corporation is authorized to issue is One Million (1,000,000).

     IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on December 7, 1977.



                              __________________________________________________
                              Joseph D. Abkin, Incorporator

     The undersigned declares that he is the person who executed the foregoing Articles of Incorporation and that such instrument is the act and deed of the undersigned.



                              __________________________________________________
                              Joseph D. Abkin, Incorporator

                                                                 7 December 1977



          We, hereby, consent to the use of the name "KILOVAC INTERNATIONAL, INC." by a corporation whose Artices of Incorporation are signed by Joseph D. Abkin. This corporation will be a subsidiary of Kilovac Corporation.



                              Very truly yours,



                              Jerry L. Dysart
                              Vice President -Marketing
                              Director